Filed pursuant to Rule 424(b)(3) Registration Statement on Form F-6 Registration No. 333-157410

NUMBER	AMERICAN DEPOSITARY SHARES

CUSIP # Each American Depositary Share represents one-half ( 1/ 2) of one share of common stock of the Company

AMERICAN DEPOSITARY RECEIPT

EVIDENCING AMERICAN DEPOSITARY SHARES

REPRESENTING SHARES OF COMMON STOCK

OF

JARDINE STRATEGIC HOLDINGS, LTD.

(Incorporated under the laws of Bermuda [hereinafter the “Company”])

CITIBANK, N.A., AS DEPOSITARY (HEREINAFTER THE “DEPOSITARY”), HEREBY CERTIFIES THAT ______________ IS THE OWNER OF  _______________ AMERICAN DEPOSITARY SHARES (“ADSs”) AND  (i) THERE HAVE BEEN DEPOSITED WITH THE DEPOSITARY OR ITS AGENT, NOMINEE, CUSTODIAN OR CORRESPONDENT, THE SECURITIES DESCRIBED ABOVE OR EVIDENCE OF THE RIGHT TO RECEIVE SUCH SECURITIES, (ii) AT THE DATE HEREOF EACH ADS EVIDENCED BY THIS RECEIPT REPRESENTS THE AMOUNT OF SUCH SECURITIES SHOWN ABOVE DEPOSITED OR DEEMED TO BE DEPOSITED HEREUNDER AS PROVIDED IN CLAUSE (i) ABOVE OR PARAGRAPH 7 OF THIS RECEIPT, (iii) FROM TIME TO TIME HEREAFTER, EACH ADS EVIDENCED BY THIS RECEIPT SHALL REPRESENT SUCH NUMBER OF SECURITIES, CASH AND/OR OTHER PROPERTY HELD BY, OR ON BEHALF OF, THE DEPOSITARY IN PLACE OR ADDITION THEREOF (COLLECTIVELY, THE “DEPOSITED SECURITIES”), AND (iv) THE NAME SPECIFIED ABOVE IS THE HOLDER OF THE ADS(s) EVIDENCED BY THIS RECEIPT AND, EXCEPT AS OTHERWISE HEREIN EXPRESSLY PROVIDED, IS ENTITLED, UPON SURRENDER AT THE DESIGNATED OFFICE OF THE DEPOSITARY (THE “DESIGNATED OFFICE”), CURRENTLY LOCATED AT 388 GREENWICH STREET, NEW YORK, N.Y.  10013, OF THIS RECEIPT DULY ENDORSED FOR TRANSFER, UPON PAYMENT OF THE CHARGES AS PROVIDED ON THE REVERSE OF THIS RECEIPT AND IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS TO DELIVERY AT THE OFFICE OF THE AGENT, NOMINEE, CUSTODIAN OR CORRESPONDENT OF THE DEPOSITARY, TO A PERSON SPECIFIED BY THE HOLDER, OF THE AMOUNT OF DEPOSITED SECURITIES REPRESENTED HEREBY OR EVIDENCE OF THE RIGHT TO RECEIVE THE SAME.

THE TERM “BENEFICIAL OWNER” SHALL MEAN ANY PERSON WHO HAS A BENEFICIAL INTEREST IN ANY AMERICAN DEPOSITARY SHARE EVIDENCED BY THIS RECEIPT.

THE TERM “HOLDER” SHALL MEAN THE PERSON IN WHOSE NAME THIS RECEIPT IS REGISTERED ON THE BOOKS OF THE DEPOSITARY FROM TIME TO TIME.

THE TERM “SECURITIES ACT” SHALL MEAN THE U.S.  SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME.

THE TERM “SHARES” SHALL MEAN THE SHARES OF THE COMPANY IDENTIFIED ABOVE, VALIDLY ISSUED AND OUTSTANDING AND FULLY PAID, NON-ASSESSABLE AND FREE OF ANY PRE-EMPTIVE RIGHTS OF THE HOLDERS OF OUTSTANDING SHARES OR INTERIM CERTIFICATES REPRESENTING SUCH SHARES.

1.   RECEIPTS.   This Receipt is one of a continuing issue of Receipts, all evidencing rights of like tenor with respect to the Deposited Securities, and all issued or to be issued upon the terms and conditions herein provided, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of Holders and Beneficial Owners of Receipts subsequent to such deposits.  The legal entity resulting from the agreement herein provided for is deemed to be the issuer of the Receipts and of the ADSs evidenced thereby.  The Depositary will not knowingly accept for deposit any Shares required to be registered under the Securities Act unless a registration statement is in effect as to such Shares.  The Depositary assumes no liability with respect to the validity, worth, susceptibility to assessments or freedom from preemptive rights of the Deposited Securities.

2.   WITHDRAWAL OF DEPOSITED SECURITIES.   The surrender of outstanding Receipts and withdrawal of Deposited Securities may only be suspended for (i) temporary delays caused by the closing of the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provisions thereto.

3.   TRANSFER OF RECEIPTS.   Until surrender of this Receipt in accordance with the terms hereof, the Depositary will maintain at a designated office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts and where the Holders of Receipts may during regular business hours inspect the transfer books or the list of Holders of Receipts as maintained by the Depositary.  The transfer of this Receipt is registrable on the transfer books of the Depositary at its Designated Office by the registered Holder hereof in person or by the duly authorized attorney of the Holder, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and payment of funds sufficient to pay any applicable taxes, governmental charges, and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of ADSs as the Receipt(s) surrendered.  Upon such split or combination not involving a transfer, a charge will be made as provided herein.  The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder, subject to the provisions to paragraph 2 hereof.

Ex (a) - 2

4.   PROOF OF CITIZENSHIP.   The Depositary may require any Holder, Beneficial Owner, or person presenting securities for deposit against the issuance of ADSs, from time to time, to file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as may be necessary or proper to comply with any laws or regulations relating to the issuance of ADSs or transfer of Receipts, the receipt or distribution of dividends or other property, or the taxation thereof or of Receipts, ADSs or Deposited Securities, and the Depositary may withhold the issuance of ADSs or registration of transfer of any Receipt or payment of such dividends or delivery of such property from any Holder, Beneficial Owner or other person, as the case may be, who shall fail to file such proofs, certificates or other instruments.

5.   TRANSFERABILITY AND RECORD OWNERSHIP OF RECEIPTS.   It is a condition of this Receipt, and every successive Holder and Beneficial Owner of the  ADSs evidenced by this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that prior to the due presentation of the Receipt for registration of transfer as above provided, and subject to paragraph 14 hereof, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distribution or to any notice pursuant to the terms hereof, and for all other purposes.

6.   LIMITATIONS ON EXECUTION AND DELIVERY, AND TRANSFER AND SURRENDER, OF RECEIPTS.  Subject to the provisions of paragraph 2 hereof, the delivery of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Receipt, or for any other reason.

7.   PRE-RELEASE OF ADSs.   Notwithstanding any other provision of this Receipt, the Depositary may (i) issue ADSs prior to the receipt of Shares and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

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8.   LIABILITY OF HOLDER AND BENEFICIAL OWNERS FOR TAXES.   The Depositary shall not be liable for any governmental taxes, assessments or charges or corporate assessment or charges which may become payable in respect of the Deposited Securities, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future law, statute, charter provision, by-law, regulation or otherwise, shall be payable by the Holder and Beneficial Owners hereof to the Depositary at any time upon request.  Upon the failure of the Holder of this Receipt to pay any such amount, the Depositary may withhold dividends and other distributions and may sell for account of such Holder the Deposited Securities corresponding to all or any part of the amount of ADSs represented by this Receipt, and may apply to proceeds in payment of such obligations, the Holder and Beneficial Owners hereof remaining liable for any deficiency.

9.   REPRESENTATIONS AND WARRANTIES.   Every person presenting Shares for deposit shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not required to be registered under the Securities Act in connection with any offer or sale thereof in the United States, and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof, including, without limitation, to cancel the applicable ADSs.

10.   FURTHER CONDITIONS.   This Receipt is issued, and all rights of the Holders and Beneficial Owners hereof are expressly, subject to the terms and conditions set forth on the face and the reverse of this Receipt, all of which form a part of the contract contained in this Receipt and to all of which the Holder and Beneficial Owners hereof by accepting any ADS evidenced by this Receipt consent and agree.

Ex (a) - 4

Countersigned:	Citibank, N.A., as Depositary

Authorized Officer	Vice President

Date:

Ex (a) - 5

Reverse of Receipt

11.        AVAILABLE INFORMATION.   Based on the reasonable good faith belief of the Depositary (after exercising reasonable due diligence), it was determined, at the time of the filing of the applicable registration statement for the ADSs, that the Company published in English the information contemplated in Rule 12g3-2(b) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market.  As of the date of such filing, the Company's internet website was www.jardines.com.  The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

12.   NOTICES; VOTING RIGHTS.   The Depositary shall be under no obligation to give notice to the Holder or any Beneficial Owner of this Receipt of any meeting of shareholders or of any report of or communication from the Company or of any other matter concerning the affairs of the Company, except as herein expressly provided.  The Depositary undertakes to make available for inspection by the Holder of this Receipt at its principal office any reports and communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Company which were both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  Such reports and communications will be available in the language in which they were received by the Depositary from the Company except to the extent, if any, that the Depositary in its sole discretion elects both (i) to translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) to make any such translation available for such inspection by Holders of the Receipt.  The Depositary has no obligation of any kind to translate any of such reports or communications or to make any such translation available for inspection.  The Depositary shall not incur any liability to any Holder or Beneficial Owner by reason of any such translation provided by the Depositary, whether or not such translation was prepared by the Depositary.

The Depositary will, but only upon the written request of a Holder hereof and the payment to the Depositary of any expenses involved, endeavor insofar as practicable to exercise any then existing voting rights with respect to an amount of the Deposited Securities represented hereby in accordance with such request.

Ex (a) - 6

13.   DISTRIBUTIONS.   Until the termination of the agreement evidenced by this Receipt in accordance with the terms hereof, the Depositary shall distribute or otherwise make available to the Holder hereof, at a time and in such a manner as it shall determine, any distributions of cash and securities, subscription or other rights, and any other distribution with respect to the Deposited Securities represented by the ADSs evidenced by this Receipt, after deduction, or upon payment, of the fees and expenses of the Depositary described in paragraph 20 below, and the withholding of any taxes in respect thereof; provided, however, that the Depositary shall not make any distribution which in the opinion of counsel may violate the Securities Act or any other applicable law.  In such case, the Depositary may sell such subscription or other rights, securities or other property.  In the event that the Depositary elects not to make any such distribution it will notify the Holders of the disposition thereof and proceeds of such sale.  Any dividend or other distribution received by the Depositary in cash in a currency other than U.S. dollars shall, subject to the provisions of the following paragraph, be converted into U.S. dollars and distributed as herein provided in U.S. dollars.  In lieu of distributing fractional ADSs, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of any fractional ADSs.  The Depositary shall have discretion as to the procedure to be followed in making subscription or other rights available to any Holder or in disposing of such rights on behalf of any Holder and making the net proceeds available to any Holder, provided that if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Holder or dispose of such rights and make the net proceeds from the sale of such rights available to any Holder, then the Depositary may allow such rights to lapse.  Sales of subscription or other rights, securities or other property by the Depositary may be made at such time and in such manner as the Depositary may deem advisable, and in such case, the Depositary shall distribute to the Holder hereof the net proceeds after deduction of its fees and expenses described in paragraph 20 below and the withholding of taxes and governmental charges in respect thereof.

If the Depositary shall determine in its sole judgment that any cash distribution is not convertible in its entirety, or with respect to the Holders of a portion of the Receipts, on a practicable basis into U.S. dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied, or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent possible to the Holders entitled thereto, at such time and rates of conversion as the Depositary shall deem appropriate, and shall with respect to any such currency not converted or convertible either (i) distribute such currency to the Holders entitled thereto or (ii) hold such currency for the respective accounts of such Holders and distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.

14.   RECORD DATES.   Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any meeting of Holders of Shares or other Deposited Securities, or whenever it is necessary in the opinion of the Depositary to determine the Holders of Receipts, the Depositary will fix a record date for the determination of the Holders generally or the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.  Surrender of this Receipt for registration of transfer subsequent to any such record date and prior to the date of payment, distribution or meeting shall not affect the right of the Holder hereof on such record date to receive such payment or distribution or to direct the manner of voting the Deposited Securities represented hereby.

Ex (a) - 7

15.   FORWARDING AND DELIVERY OF DEPOSITED SECURITIES.   At any time the Depositary may, in its sole discretion, cause any or all Deposited Securities to be forwarded at the cost and risk of the Holders of the Receipts to the Depositary's Designated Office or to the agent, nominee, custodian or correspondent of the Depositary, to be held by the Depositary or such agent, nominee, custodian or correspondent, in which case the Holder hereof shall have the right only to (i) receive at the Designated Office of the Depositary or the office of such agent, nominee custodian, or correspondent, or (ii) to have forwarded, at the cost and risk of such Holder, to or upon the order of such Holder at the address designated by the Holder, such an amount of Deposited Securities as are represented hereby upon the surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and upon payment of the applicable fees, taxes and charges.  The Depositary shall not incur any liability to any Holder or Beneficial Owner of this Receipt by reason of any such forwarding or failure to forward any or all Deposited Securities.

16.   CHANGE AFFECTING DEPOSITED SECURITIES.   Upon (i) any change in nominal or par value or any subdivision, combination or any other reclassification of the Deposited Securities, or (ii) any recapitalization, reorganization, sale of assets, receivership, bankruptcy, liquidation, merger or consolidation affecting the Company or to which the Company is a party, or (iii) the redemption by an issuer of Deposited Securities at any time of any or all of such Deposited Securities (provided the same are subject to redemption), then and in any such case the Depositary shall have the right to exchange or surrender such Deposited Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of, or in exchange for, or distributed or paid with respect to, such Deposited Securities.  Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary and all applicable taxes and governmental or other charges) for one or more new Receipts of the same form and tenor as this Receipt, specifically describing such new shares, securities, cash or property.  In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Holder to receive such new Receipt or Receipts.  The Depositary shall mail notice of any redemption of Deposited Securities to the registered Holders of Receipts, provided that, in the case of any redemption of less than all of the Deposited Securities, the Depositary shall draw in such manner as it shall determine an equivalent number of ADSs and shall mail notice of redemption only to the Holders of Receipts evidencing the ADS so drawn for redemption in whole or in part.  The sole right of the Holders of Receipts evidencing the ADS designated for redemption after the mailing of any such notice of redemption shall be to receive the cash, rights, and other property applicable to the same, upon surrender to the Depositary (and upon payment of its fees and expenses and governmental or other charges) of the Receipts evidencing such ADSs.

17.   LIABILITY OF DEPOSITARY.   The Depositary assumes no obligation and shall not incur any liability to any Holder or Beneficial Owner of this Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities and with respect to the time and rates for conversion of any foreign currency into U.S.  dollars) except that it agrees to perform its obligations specifically set forth in the Receipt without gross negligence or bad faith.  The Depositary assumes no obligation and shall not incur any liability to any Holder or Beneficial Owner of this Receipt, if by reason of any provisions of any present or future law of the United States of America, or of any state thereof, or of any foreign country, or political subdivision thereof, or by reason of any provision, present or future, of the charter, certificate of incorporation, memorandum or articles of association, statutes, code of regulations, by-laws or resolutions of the Company, the Depositary shall be prevented or forbidden from, or subjected to any civil or criminal penalty or extraordinary expense on account of, doing or performing any act or thing which by the terms hereof it is provided shall be done or performed; nor shall the Depositary incur any liability to any Holder or Beneficial Owner hereof by reason of any delay in the performance or non-performance of any act or thing which by the terms hereof it is provided shall be done or performed, caused as aforesaid or arising out of any act of God or war or any other circumstances beyond its control or by reason of the financial condition of any third party, or by reason of any exercise of, or failure to exercise, any discretion provided for herein.

Ex (a) - 8

The Depositary shall not be responsible for any failure to carry out any requests to vote or for the manner or effect of any vote made either with or without request, or for not exercising any right to vote.  The Depositary shall be under no obligation to appear in, prosecute or defend, any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.  The Depositary shall not be liable for any action or non-action by it in reliance upon the advice of, or information from, legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other persons believed by it in good faith to be competent to give such advice or information.

The Depositary (and any of its affiliates) may become the owner of, and deal in, securities of any class of the Company of the Deposited Securities, ADSs and Receipts.

18.   AMENDMENT OF RECEIPTS.   The form of the Receipts may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable.  Any amendment which shall prejudice any substantial existing right of Holders shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided, however, that such thirty (30) days' notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses.  Every Holder and Beneficial Owner of ADSs evidenced by this Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment and to be bound by the agreement evidenced in this Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender this Receipt and receive therefore the Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.

19.   TERMINATION.   The Depositary may at any time terminate the agreement evidenced by this Receipt and all other Receipts by mailing notice of such termination to the Holders of all the Receipts then outstanding to them at their addresses appearing upon the books of the Depositary, at least thirty (30) days prior to the date fixed in such notice for termination.  On and after such date of termination, the Holder hereof, upon surrender of the Receipt at the Corporate Agency Office of the Depositary, will be entitled to delivery of the amount of the Deposited Securities represented hereby at the termination date upon the same terms and conditions, and upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and on payment of applicable taxes and charges.  The Depositary may convert any dividends received by it in cash after the termination date in U.S. Dollars as herein provided, and after deducting therefrom the fees and expenses of Depositary and applicable taxes and governmental charges, hold the balance of said dividends for the pro rata benefit of the Holders of the respective Receipts.  As to any Receipts not so surrendered within thirty (30) days after such date of termination the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities.  After the expiration of six months from such date of termination, the Depositary may sell any remaining Deposited Securities in such manner as it may determine, and may thereafter hold uninvested the net proceeds of any such sale or sales together with any dividends received prior to such sale or the U.S. Dollars received on conversion thereof, unsegregated and without liability for any interest thereon, for the pro rata benefit of the Holders of the Receipts which have not theretofore been surrendered for cancellation, such Holders becoming general creditors of the Depositary with respect to such proceeds.  After making such sale, or if no such sale can be made after the expiration of two years from such date of termination, the Depositary shall be discharged from all obligation whatsoever to the Holders of the Receipts, except to make distribution of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the Deposited Securities in case no sale can be made upon surrender of the Receipts.

Ex (a) - 9

20.   CERTAIN FEES AND CHARGES OF DEPOSITARY.   The Depositary may charge depositary transaction fees for (i) issuing ADSs upon the deposit of Shares, (ii) delivering Deposited Securities against surrendered ADSs, (iii) transferring, splitting or combining Receipts, (iv) distributing cash, Shares or other property received in respect of the Deposited Securities, and (v) selling or exercising rights or other entitlements, as well as depositary service fees in respect of the ADSs outstanding and the Deposited Securities held. The Depositary may also charge any fees, expenses, taxes and governmental charges incurred, directly or indirectly, in respect of the ADSs, the Deposited Securities and the depositary receipt program existing pursuant to this Receipt and related receipts, including fees and expenses incurred for currency conversions, for communications, for complying with regulatory requirements applicable to Deposited Securities, and for registering, holding and delivering Deposited Securities. The Depositary fees and charges may differ from those of other depositaries and are payable by Holders and by persons depositing Shares for the creation of ADSs or surrendering ADSs for cancellation and release of Deposited Securities.  The Depositary reserves the right to modify, reduce or increase any fees or charges hereunder upon thirty (30) days' notice to the Holder hereof.  The Depositary will provide, without charge, a copy of its latest fee and charges schedule to any party requesting it.

21.   GOVERNING LAW.   This Receipt shall be interpreted in accordance with, and all rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York applicable to contracts made in and to be performed in that state.

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FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address of assignee

of the within American Depositary Receipt and all rights and interest represented thereby, and hereby irrevocably constitutes and appoints attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:	________________________	Signature	_________________________________

NOTE:  The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by an “eligible institution” as such term is defined in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended, having an office or correspondent in the City of New York

Ex (a) - 11

NOTICE OF CHANGE OF RATIO FOR UNSPONSORED

AMERICAN DEPOSITARY SHARES

TO ALL HOLDERS AND BENEFICIAL OWNERS OF
UNSPONSORED AMERICAN DEPOSITARY SHARES (“ADS(s)”)
REPRESENTING SHARES OF COMMON STOCK OF JARDINE STRATEGIC
HOLDINGS, LTD.

COMPANY:	Jardine Strategic Holdings, Ltd., a company incorporated under the laws of Bermuda (the "Company").
DEPOSITARY:	Citibank, N.A.
DEPOSITED SECURITIES:	Shares of common stock of the Company (the “Shares”).
ADS CUSIP NO:	471122200.
ADS SYMBOL:	JSHLY.
RECORD DATE:	September 26, 2012.
PAYABLE DATE:	October 1, 2012.
EFFECTIVE DATE:	October 2, 2012.

Notice is hereby given that the ADS-to-Share ratio will be changed, effective as of the Effective Date, as follows:

Existing ADS-to-Share Ratio:	1 ADS to 2 Shares
New ADS-to-Share Ratio:	2 ADSs to 1 Share

No action on the part of Holders or Beneficial Owners is required.  Holders of ADSs, as of the close of business in New York on the Record Date, should expect to receive, on the Payable Date, three (3) additional ADSs for each ADS held as of the close of business in New York on the Record Date.  The books of the Depositary will be closed for ADS issuances and cancellations from close of business in New York on September 26, 2012 through the close of business in New York on October 4, 2012 and will remain closed for ADS cancellations until October 15, 2012.

Please note that American Depositary Receipts ("ADRs") that were issued prior to the date hereof and do not reflect the new ADS-to-Share ratio, do not need to be exchanged for new ADRs and may remain outstanding until such time as the Holder chooses to surrender them for any reason to the Depositary.

A copy of the form of ADR reflecting the new ADS-to-Share ratio will be filed with the U.S. Securities Exchange Commission (“SEC”) by the Depositary pursuant to Rule 424(b)(3) under the F-6 Registration Statement for the ADSs (Reg. No. 333-157410) on or before October 2, 2012 and may be retrieved after such date from the SEC website at www.sec.gov.

Ex (a) - 12

The change in the ADS-to-Share ratio modifies the fees that are payable to the Depositary for the ADSs that you currently hold but will not be in effect for a period of 30 days after the date of this notice.  Please refer to the F-6 Registration Statement that is on file with the SEC for the terms (including, without limitation, the fees) applicable to the ADSs.

If you have any questions regarding the above, please contact Citibank, N.A. at 1-877-248-4237.

CITIBANK, N.A.
September 14, 2012

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